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                     AMENDMENT NO. 1 TO SERVICES AGREEMENT


     THIS AMENDMENT dated November 1, 1999 (this "Amendment"), is by and between deltathree.com, Inc., a Delaware corporation ("Delta") and RSL Communications, Ltd., a Bermuda corporation ("RSL"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Services Agreement (as hereinafter defined).

                                    RECITALS

     WHEREAS, Delta and RSL are parties to that certain Amended and Restated Services Agreement, dated as of September 3, 1999 (the "Services Agreement"), pursuant to which RSL has agreed to provide to Delta certain services in connection with the Delta Business and Delta has agreed to provide certain services to RSL;

     WHEREAS, Delta and RSL desire to amend the Services Agreement in the manner set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, Delta and RSL hereby agree as follows:

     1. Amendment of Section 4.01. Section 4.01 of the Services Agreement is hereby deleted in its entirety and replaced with the following:

     "Section 4.01. Internet Telephony Services. (a) Delta shall, at RSL's direction, provide RSL with Internet telephony services and facilities necessary to route RSL's international telecommunications traffic between all originations and destinations now or hereafter serviced by Delta (each a "Route"); provided that such Internet telephony services and facilities shall be provided to RSL in accordance with reasonable procedures for operation and quality to be agreed upon between RSL's engineers and Delta within sixty (60) days from the date hereof; and provided further that Delta shall not be obligated to provide RSL with more than fifty percent (50%) of the capacity on Delta's Global Network. Except as expressly provided in Section 4.01(b) below, with respect to each of Delta's Routes, Delta shall make the Internet Telephony Services available to RSL at then prevailing fair market rates.

     (b) Subject to Section 4.01(a) of this Agreement, for a period of two years from the date of the closing of an underwritten initial public offering (the "Delta IPO") of Delta's common stock (the "Commitment Period"), RSL shall commit to purchase a minimum of 50 million minutes per annum of voice and fax carrier transmission services (the "Minimum Commitment") from Delta at a price equal to the average prevailing fair market rate charged by Delta to other carriers.

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In the event that RSL fails to meet the Minimum Commitment during any year of the Commitment Period for any reason other than (i) an interruption or impairment of services not caused by RSL or (ii) failure by Delta to meet reasonable levels of quality of such services, RSL shall be liable to Delta for a shortfall charge of 10% of the Commitment Price (as defined below) for each minute by which the Minimum Commitment exceeds RSL's actual usage of Delta's carrier services. Notwithstanding the foregoing, in the event that (i) the Delta IPO is not completed by June 30, 2000 or (ii) collectively RSL and/or its Affiliates holds less than fifty percent (50%) of the voting control of Delta's outstanding shares, there shall be no obligation of RSL with respect to the Minimum Commitment and the provisions of this Section 4.01(b) shall be null and void and of no further force and effect." The shortfall charge shall be payable within 30 days following the end of each year of the Commitment Period. "Commitment Price" shall mean the average of the daily weighted average price per minute charged by Delta to RSL in the last quarter of each year of the Commitment Period.

     2. Ratification; Entire Agreement. Except as hereby amended, the Services Agreement is in all respects ratified and confirmed. This Amendment and the Services Agreement embody the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

     3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                              RSL COMMUNICATIONS, LTD.


                                              By
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                              DELTATHREE.COM, INC.


                                              By
                                                 -------------------------------
                                                 Name:
                                                 Title: